Exhibit 4.1.5

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 30, 2012, is made by and among Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), and Aviv Healthcare Capital Corporation, a Delaware corporation (each, an “Issuer”, and together, the “Issuers”), Aviv REIT, Inc., a Maryland corporation (the “Parent”), as Guarantor, the other Subsidiary Guarantors named in the Indenture (as defined herein) (the “Subsidiary Guarantors”), the entities listed on Schedule I hereto (the “New Guarantors”), as Subsidiary Guarantors, and The Bank of New York Mellon Trust Company, N.A., a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee”).

WITNESSETH

WHEREAS, the Issuers, the Parent and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture dated as of February 4, 2011, as supplemented by that certain First Supplemental Indenture dated as of March 22, 2011, that certain Second Supplemental Indenture dated as of November 1, 2011, that certain Third Supplemental Indenture dated as of December 29, 2011 and that certain Fourth Supplemental Indenture dated as of March 28, 2012 (the “Indenture”), providing for the issuance of the Issuers’ 7  3/4% Senior Notes due 2019 (the “Notes”);

WHEREAS, on the date hereof, the New Guarantors, which constitute Restricted Subsidiaries that are not Subsidiary Guarantors, became co-borrowers with respect to the Acquisition Line and Term Loan;

WHEREAS, the Parent desires to elect, in its sole discretion pursuant to Section 4.14 of the Indenture, to cause the New Guarantors to guarantee the Notes;

WHEREAS, the Parent, the Issuers and the Subsidiary Guarantors desire to supplement the Indenture in order to, among other things, provide for the guarantee of the Notes by the New Guarantors;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Parent, the Subsidiary Guarantors, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. Each New Guarantor hereby agrees to unconditionally and irrevocably guarantee, jointly and severally, to each Holder and to the Trustee and its successors and assigns, the Guaranteed Obligations, on and subject to the terms, conditions and limitations set forth in the Indenture, including but not limited to Article Ten thereof, and to perform all of the obligations and agreements of a Guarantor under the Indenture as if named as a Guarantor thereunder.

3. New York Law to Govern. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. Counterparts. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile, .pdf transmission, email or other electronic means shall be effective as delivery of a manually executed counterpart.

5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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2

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first above written.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP, as Issuer

By:	Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	Chairman and Chief Executive Officer

AVIV HEALTHCARE CAPITAL CORPORATION, as Issuer

By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	Chairman and Chief Executive Officer

AVIV REIT, INC., as Parent and a Guarantor

By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	Chairman and Chief Executive Officer

AVIV OP LIMITED PARTNER, L.L.C. and
AVIV ASSET MANAGEMENT, L.L.C., as Subsidiary Guarantors

By:	Aviv Healthcare Properties Limited Partnership, their sole member

By:	Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	Chairman and Chief Executive Officer

Fifth Supplemental Indenture

AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.,
as a Subsidiary Guarantor

By:	Aviv Healthcare Properties Limited Partnership, its general partner

By:	Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	Chairman and Chief Executive Officer

AVIV FINANCING I, L.L.C.,
AVIV FINANCING II, L.L.C.,
AVIV FINANCING III, L.L.C.,
AVIV FINANCING IV, L.L.C. and
AVIV FINANCING V, L.L.C., as Subsidiary Guarantors

By:	Aviv Healthcare Properties Operating Partnership I, L.P., their sole member

By:	Aviv Healthcare Properties Limited Partnership, its general partner

By:	Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	Chairman and Chief Executive Officer

Fifth Supplemental Indenture

The entities listed on Schedule II hereto,
as Subsidiary Guarantors

By:	Aviv Financing I, L.L.C., their sole member

By:	Aviv Healthcare Properties Operating Partnership I, L.P., its sole member

By:	Aviv Healthcare Properties Limited Partnership, its general partner

By:	Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	Chairman and Chief Executive Officer

The entities listed on Schedule III hereto, as Subsidiary Guarantors

By:	Aviv Financing II, L.L.C., their sole member

By:	Aviv Healthcare Properties Operating Partnership I, L.P., its sole member

By:	Aviv Healthcare Properties Limited Partnership, its general partner

By:	Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	Chairman and Chief Executive Officer

Fifth Supplemental Indenture

The entities listed on Schedule IV hereto,
as Subsidiary Guarantors

By:	Aviv Financing V, L.L.C., their sole member

By:	Aviv Healthcare Properties Operating Partnership I, L.P., its sole member

By:	Aviv Healthcare Properties Limited Partnership, its general partner

By:	Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield
Name:	Craig M. Bernfield
Title:	Chairman and Chief Executive Officer

Fifth Supplemental Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee,

By:	/s/ Richard Tarnas
Name:	Richard Tarnas
Title:	Vice President

Fifth Supplemental Indenture

Schedule I

New Guarantors

Florida Four Properties, L.L.C.

Glendale NH Property, L.L.C.

Mount Washington Property, L.L.C.

Seguin Texas Property, L.L.C.

Stevens Avenue Property, L.L.C.

Schedule II

Subsidiaries of Aviv Financing I, L.L.C.

Alamogordo Aviv, L.L.C.

Arma Yates, L.L.C.

Aviv Liberty, L.L.C.

Benton Harbor, L.L.C.

Bradenton ALF Property, L.L.C.

California Aviv, L.L.C.

California Aviv Two, L.L.C.

Chenal Arkansas, L.L.C.

Chippewa Valley, L.L.C.

Clayton Associates, L.L.C.

Columbus Texas Aviv, L.L.C.

Columbus Western Avenue, L.L.C.

Commerce Nursing Homes, L.L.C.

Commerce Sterling Hart Drive, L.L.C.

Conroe Rigby Owen Road, L.L.C.

Denison Texas, L.L.C.

Falfurrias Texas, L.L.C.

Florence Heights Associates, L.L.C.

Fredericksburg South Adams Street, L.L.C.

Freewater Oregon, L.L.C.

Fullerton California, L.L.C.

Germantown Property, L.L.C.

Heritage Monterey Associates, L.L.C.

Highland Leasehold, L.L.C.

Hobbs Associates, L.L.C.

Hot Springs Aviv, L.L.C.

Houston Texas Aviv, L.L.C.

Hutchinson Kansas, L.L.C.

Jasper Springhill Street, L.L.C.

Kansas Five Property, L.L.C.

Manor Associates, L.L.C.

McCarthy Street Property, L.L.C.

Missouri Associates, L.L.C.

Missouri Regency Associates, L.L.C.

Mount Washington Property, L.L.C.

N.M. Bloomfield Three Plus One Limited Company

N.M. Espanola Three Plus One Limited Company

N.M. Lordsburg Three Plus One Limited Company

N.M. Silver City Three Plus One Limited Company

Omaha Associates, L.L.C.

Orange ALF Property, L.L.C.

Raton Property Limited Company

Red Rocks, L.L.C.

Riverside Nursing Home Associates, L.L.C.

Santa Ana-Bartlett, L.L.C.

Savoy/Bonham Venture, L.L.C.

Southern California Nevada, L.L.C.

Tujunga, L.L.C.

VRB Aviv, L.L.C.

Washington-Oregon Associates, L.L.C.

Wheeler Healthcare Associates, L.L.C.

Willis Texas Aviv, L.L.C.

Schedule III

Subsidiaries of Aviv Financing II, L.L.C.

Arkansas Aviv, L.L.C.

Aviv Foothills, L.L.C.

Avon Ohio, L.L.C.

Belleville Illinois, L.L.C.

Bellingham II Associates, L.L.C.

BHG Aviv, L.L.C.

Biglerville Road, L.L.C.

Bonham Texas, L.L.C.

Burton NH Property, L.L.C.

Camas Associates, L.L.C.

Casa/Sierra California Associates, L.L.C.

Chatham Aviv, L.L.C.

Clarkston Care, L.L.C.

Colonial Madison Associates, L.L.C.

Columbia View Associates, L.L.C.

Crooked River Road, L.L.C.

CR Aviv, L.L.C.

Cuyahoga Falls Property, L.L.C.

Darien ALF Property, L.L.C.

Effingham Associates, L.L.C.

East Rollins Street, L.L.C.

Elite Mattoon, L.L.C.

Elite Yorkville, L.L.C.

Fountain Associates, L.L.C.

Four Fountains Aviv, L.L.C.

Gardnerville Property, L.L.C.

Giltex Care, L.L.C.

Great Bend Property, L.L.C.

HHM Aviv, L.L.C.

Hidden Acres Property, L.L.C.

Idaho Associates, L.L.C.

Iowa Lincoln County Property, L.L.C.

Karan Associates, L.L.C.

Karan Associates Two, L.L.C.

KB Northwest Associates, L.L.C.

Kingsville Texas, L.L.C.

Mansfield Aviv, L.L.C.

Massachusetts Nursing Homes, L.L.C.

Minnesota Associates, L.L.C.

Montana Associates, L.L.C.

Monterey Park Leasehold Mortgage, L.L.C.

Mt. Vernon Texas, L.L.C.

Murray County, L.L.C.

Newtown ALF Property, L.L.C.

Norwalk ALF Property, L.L.C.

Ohio Pennsylvania Property, L.L.C.

Oakland Nursing Homes, L.L.C.

October Associates, L.L.C.

Ogden Associates, L.L.C.

Ohio Aviv, L.L.C.

Ohio Aviv Three, L.L.C.

Ohio Aviv Two, L.L.C.

Orange, L.L.C.

Oregon Associates, L.L.C.

Pomona Vista L.L.C.

Peabody Associates, L.L.C.

Prescott Arkansas, L.L.C.

Richland Washington, L.L.C.

Salem Associates, L.L.C.

Sandalwood Arkansas Property, L.L.C.

San Juan NH Property, L.L.C.

Santa Fe Missouri Associates, L.L.C.

Searcy Aviv, L.L.C.

Sedgwick Properties, L.L.C.

Skagit Aviv, L.L.C.

Skyview Associates, L.L.C.

Star City Arkansas, L.L.C.

Sun-Mesa Properties, L.L.C.

Wellington Leasehold, L.L.C.

West Pearl Street, L.L.C.

Xion, L.L.C.

Yuba Aviv, L.L.C.

Schedule IV

Subsidiaries of Aviv Financing V, L.L.C.

Florida Four Properties, L.L.C.

Glendale NH Property, L.L.C.

Peabody Associates Two, L.L.C.

Rose Baldwin Park Property, L.L.C.

Seguin Texas Property, L.L.C.

Southeast Missouri Property, L.L.C.

Stevens Avenue Property, L.L.C.

Texas Fifteen Property, L.L.C.

Watauga Associates, L.L.C.